UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 23, 2011

ORBCOMM Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100
Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip code)

(201) 363-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 23, 2011, ORBCOMM Inc. (“ORBCOMM” or the “Company”), Alanco Technologies, Inc. (“Alanco”) and Alanco’s wholly-owned subsidiary, StarTrak Systems, LLC ("StarTrak") entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) for ORBCOMM to purchase substantially all of the assets of StarTrak.

Consideration to be Paid

The consideration payable by ORBCOMM at the closing with respect to substantially all the assets of StarTrak is equal to the aggregate face amount of $18,500,000 (the “Closing Consideration”) in cash, stock and debt as follows:

(i)	Cash consideration in an amount equal to two million Dollars ($2,000,000), less the amount outstanding under the secured loan referred to in clause (iii) below;
(ii)
Cancellation and termination of all outstanding obligations of Alanco and StarTrak and their affiliates under the Anderson Loan Agreement (as defined below), including the then outstanding principal amount of $3,900,000;

(iii)
Cancellation and termination of all outstanding obligations of Alanco and StarTrak to ORBCOMM under the Secured Loan Agreement (as defined below), including the outstanding principal amount of $300,000 and any interest and fees, if any, due thereunder as of the closing date;

(iv)	Delivery to Alanco of 500,000 shares of Series E convertible preferred stock of Alanco held by ORBCOMM having a face amount of $2,250,000;
(v)
Delivery to Alanco of 1,212,748 shares of common stock of Alanco representing shares of Alanco common stock (A) purchased by ORBCOMM pursuant to the Anderson SPA (as defined below) and the Slifkin/Robinson SPA (as defined below) and (B) previously received by ORBCOMM as dividends on shares of Series E convertible preferred stock of Alanco;

(vi)
Issuance and delivery to Mellon Investor Services LLC, as escrow agent ("Mellon"), of 249,917 shares of common stock of ORBCOMM ("ORBCOMM Stock"), which escrowed shares will be available to pay for a portion of the costs incurred as a result of a litigation currently pending against StarTrak;

(vii)
Issuance and delivery to Mellon of up to 166,611 shares of ORBCOMM Stock (subject to certain reductions), which escrowed shares will be available to pay for a portion of certain product warranty, replacement and repair-related costs;

(viii)	Issuance and delivery to Alanco of 1,987,194 shares of ORBCOMM Stock, minus the number of escrowed shares described under (vii) above;
(ix)
Issuance and delivery to Alanco of 183,550 shares of Series A perpetual convertible preferred stock of ORBCOMM.  Each share of Series A convertible preferred stock will be entitled to a 4% annual pay-in-kind dividend and convertible into 1.66611 shares of ORBCOMM Stock; and

(x)	Assumption by ORBCOMM of certain specified assumed liabilities, generally consisting of liabilities arising after the closing date and liabilities reflected in the closing working capital calculation.

In addition to the Closing Consideration, up to an additional gross amount of $1,500,000 (subject to certain reductions) in contingent payments (the "Earn Out Amount") is payable by ORBCOMM if certain revenue milestones of the StarTrak business are achieved for the 2011 calendar year (the “Earn-Out Period”), ranging from $250,000 for total revenue of $20 million in the Earn-Out Period to $1,500,000 for total revenue of $24 million or more in the Earn-Out Period, subject to reduction by an amount equal to the total gross contingent amount, (x) multiplied by an amount equal to the aggregate number of shares of common stock of Alanco purchased by ORBCOMM pursuant to the Anderson SPA and the Slifkin/Robinson SPA as described below and (y) divided by the total outstanding shares of common stock of Alanco immediately prior to closing, yielding an estimated net amount of up to $1,200,000 in contingent Earn Out Amount to Alanco.

Other Related Transaction Documents:

STK Acquisition, LLC, a wholly-owned subsidiary of ORBCOMM formed to receive the StarTrak assets and operate the StarTrak business after the closing, has agreed to enter into an assignment and assumption agreement (the "Anderson Assignment and Assumption Agreement") pursuant to which STK Acquisition, LLC will acquire at the closing all of the rights of the lender under the Amended and Restated Loan and Security Agreement dated December 21, 2007, as amended, by and between Donald E. Anderson and Rebecca E. Anderson, Trustees of the Anderson Family Trust, UTA dated December 20, 1993 (the "Anderson Trust") as lender, and Alanco, StarTrak and the other borrower parties thereto (the "Anderson Loan Agreement").

In consideration of the Anderson Assignment and Assumption Agreement, (i) STK Acquisition, LLC will separately (A) issue at closing a Secured Promissory Note in favor of the Anderson Trust in the principal amount of $3,900,000 (the “Secured Promissory Note”) and (B) enter into a Security Agreement in favor of the Anderson Trust, pursuant to which STK Acquisition, LLC will grant a security interest in certain of its assets, and (ii) ORBCOMM will separately enter into at closing a Guaranty (the “Anderson Note Guaranty”) pursuant to which ORBCOMM will unconditionally guarantee the obligations of STK Acquisition, LLC under the Secured Promissory Note.  The principal terms of the Secured Promissory Note are summarized below:

Security:
Obligation secured by certain assets purchased from StarTrak, including StarTrak’s intellectual property, customer service contracts and equipment employed in performing the customer service contracts but in any event excluding all inventory and accounts receivable; provided that such security interest shall terminate upon the earlier to occur of (i) the outstanding balance being reduced to at or below $3,000,000 and (ii) the first successful launch of one or more of ORBCOMM's Next Generation (OG2) satellites

Interest:	Interest payable in cash quarterly at the rate of 6% per year

Loan Fee:	$79,146.36 due upon closing

Maturity:	December 31, 2015

Principal Payments:	$200,000 due upon closing
$62,500 due on last day of each calendar quarter in 2012
$75,000 due on last day of each calendar quarter in 2013
$100,000 due on last day of each calendar quarter in 2014
$125,000 due on the last day of each calendar quarter of 2015, except full balance due on December 31, 2015

ORBCOMM has separately entered into an agreement to purchase from the Anderson Trust and certain of its affiliates (collectively, the “Anderson Group”) at the closing all of the shares of common stock of Alanco held by the Anderson Group (the "Anderson SPA").  As consideration for the sale by the Anderson Group of the Alanco shares owned by the Anderson Group, ORBCOMM will, at the closing issue and deliver to each member of the Anderson Group 0.62646 shares of ORBCOMM Stock for each share of Alanco stock being sold to ORBCOMM by such seller, or an aggregate of 413,184 shares of ORBCOMM Stock.

ORBCOMM has separately entered into an agreement to purchase from Timothy P. Slifkin ("Slifkin") and Thomas A. Robinson ("Robinson") at the closing all of the shares of common stock of Alanco held by each of Slifkin and Robinson (the "Slifkin/Robinson SPA").  As consideration for the sale by Slifkin and Robinson of the Alanco shares owned by them, ORBCOMM will, at the closing issue and deliver to each of Slifkin and Robinson 0.45651 shares of ORBCOMM Stock for each share of Alanco stock being sold to ORBCOMM by such seller, or an aggregate of 218,877 shares of ORBCOMM Stock.  In addition, each of Slifkin and Robinson shall be entitled to receive a pro rata portion of the Earn Out Amount (as defined in and as finally determined pursuant to the Asset Purchase Agreement) payable in cash or ORBCOMM Stock at ORBCOMM’s discretion.

ORBCOMM has also entered into a voting agreement with the Anderson Group, Slifkin, Robinson and Alanco CEO Robert Kauffman, whereby the Anderson Group, Slifkin, Robinson and Kauffman have agreed to vote their shares of Alanco stock to approve the purchase and sale contemplated by the Asset Purchase Agreement and to take certain other actions in furtherance of the transactions contemplated therein.

Representations, Warranties and Covenants

The Asset Purchase Agreement contains customary representations, warranties and covenants.  The representations and warranties generally survive the closing for eighteen (18) months.

Conditions to Closing

Each party’s obligation to close the transactions contemplated by the Asset Purchase Agreement is subject to customary closing conditions, including obtaining the approval of the shareholders of Alanco to the asset sale transaction, if required under applicable law.  Each party’s obligation to close the transactions contemplated by the other transaction documents described above is also subject to customary closing conditions, including the closing conditions under the Asset Purchase Agreement.

Termination

The Asset Purchase Agreement contains certain termination rights for both ORBCOMM and Alanco, including in the event that the closing conditions of the transactions contemplated by the Asset Purchase Agreement is not consummated by June 30, 2011.

Item 8.01 Other Events

On February 24, 2011, ORBCOMM and Alanco issued a joint press release announcing the entry into the Asset Purchase Agreement and the transactions contemplated thereby, a copy of which is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

99.1	Joint press release of ORBCOMM Inc. and Alanco Technologies, Inc. dated February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By /s/ Christian Le Brun
Name: Christian Le Brun
Title: Executive Vice President, General Counsel and Secretary

Date: February 24, 2011